UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 12, 2009
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment to Accommodation Agreement
On June 12, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further amendment (the “Sixth Amendment”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). The following description of the Sixth Amendment is qualified in its entirety by the text of the Sixth Amendment, a copy of which is filed as Exhibit 99(a) to this report and incorporated by reference herein. A description of the material terms of the Accommodation Agreement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit, April 23, 2009, May 8, 2009, June 2, 2009 and June 9, 2009 (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
Pursuant to the Accommodation Agreement, the lenders have agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until June 30, 2009, subject to the continued satisfaction by Delphi of a number of covenants and conditions. There currently remains approximately $230 million outstanding under the Tranche A Facility, $311 million outstanding under the Tranche B Term Loan and $2.75 billion outstanding under the Tranche C Term Loan under the Amended and Restated DIP Credit Facility. The Accommodation Agreement contains certain milestone dates, which if not met require Delphi to apply the $47 million currently held as cash collateral to pay down a portion of the Tranche A Facility and Tranche B Term Loan extended under the Amended and Restated DIP Credit Facility (the “Repayment Obligation”) and may result in an event of default and termination of the accommodation period. One such milestone in the Accommodation Agreement was that on or before June 11, 2009, Delphi was required to deliver to the agent under the Amended and Restated DIP Credit Facility a term sheet setting forth the terms of a global resolution of matters relating to General Motors Corporation’s (“GM”) contributions to the resolution of Delphi’s chapter 11 cases, including without limitation, all material transactions between Delphi and GM relevant to such resolution, which has been agreed to by GM and the United States Treasury (the “Term Sheet”). The failure to deliver the Term Sheet on or prior to June 11, 2009 triggered the Repayment Obligation, and absent effectiveness of the Sixth Amendment, a failure by Delphi to satisfy the Repayment Obligation on June 12, 2009, would have been an event of default under the Accommodation Agreement (and absent a cure of such default, would have resulted in a termination of the accommodation period). In addition, absent effectiveness of the Sixth Amendment, had a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement not notified Delphi that the Term Sheet was satisfactory on or before June 12, 2009, the accommodation period would have terminated on June 13, 2009.
Pursuant to the Sixth Amendment, the Repayment Obligation will be triggered on June 19, 2009 unless on or prior to June 18, 2009 a satisfactory term sheet notice has been received and the accommodation period under the Accommodation Agreement will terminate on June 20, 2009 in the event that a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement have not notified Delphi that the Term Sheet is satisfactory on or before June 19, 2009. In addition, the Sixth Amendment postpones until June 19, 2009 the date by which interest payments with respect to the Tranche C Term Loan must be paid; which payments, in accordance with the terms of the Accommodation Agreement as in effect prior to the Fourth Amendment, are to be applied ratably to repayments of principal amounts outstanding under the Tranche A Facility and the Tranche B Term Loan.
The remaining provisions in the Accommodation Agreement are materially unchanged. For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and including the ability to access certain cash collateral accounts, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, and the Original Forms 8-K.
Although Delphi is currently in compliance with the terms of the Accommodation Agreement (after giving effect to the Sixth Amendment), Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors including Delphi remaining in compliance with the provisions of the amended interim liquidity support agreement with GM as outlined below and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms.

Amendment and Restatement of the GM Advance Agreement
On June 10, 2009, the United States Bankruptcy Court for the Southern District of New York (the “Court”) granted Delphi’s motion to amend and restate the existing liquidity agreement (the “GM Advance Agreement”) between Delphi and GM. Pursuant to the amendment and restatement of the GM Advance Agreement (the “Amendment”), GM will furnish a $250 million credit facility (the “Tranche C Facility”) to Delphi subject to certain conditions specified below. The following description of the terms of the Tranche C Facility is qualified by reference to the full text of the Amendment, which is filed as Exhibit 99(b) to this report and incorporated by reference herein. The Amendment does not alter the terms and conditions of the GM Advance Agreement with respect to the previously agreed to $300 million facility. For a complete description of the GM Advance Agreement, which is not otherwise set forth in this Current Report on Form 8-K, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008, including the exhibits to the Annual Report.
The effectiveness of the amendment was subject to certain conditions precedent which were fully satisfied on June 16, 2009, when the Court entered an order acceptable to GM (the “Solicitation Order”) approving, among other things, procedures with respect to soliciting votes on modifications to Delphi’s previously confirmed First Amended Plan of Reorganization (as modified) and related disclosures and set a final hearing date of July 23, 2009 to consider the proposed modifications. For more information regarding the Court’s order relating to the proposed modifications and disclosures, see Item 8.01 of this Current Report on Form 8-K.
Delphi’s continued ability to request advances under the Tranche C Facility is conditioned on progress in achieving the transactions contemplated by the Modified Plan, including the Master Disposition Agreement (the “MDA”), dated June 1, 2009, as revised, among Delphi, GM Components Holdings, LLC, GM and Parnassus Holdings II, LLC, which is an exhibit to the Modified Plan. Specifically the ability to request advances:
•	On or after June 26, 2009 is conditioned on (i) there having been no stay, modification, reversal or pending appeal of the Solicitation Order and (ii) the Solicitation Order becoming final and non-appealable.

•	On or after July 2, 2009 is conditioned on Delphi having filed with the Court an implementation agreement pursuant to which the parties to the MDA would perform their obligations thereunder pursuant to Section 363 of the Bankruptcy Code, independent of and not pursuant to or contingent on the effectiveness of the Modified Plan (the “Stand-Alone Sales”).

•	On or after July 23, 2009 is conditioned on the entry by the Court of an order, in form and substance reasonably acceptable to GM, approving the Modified Plan or the Stand-Alone Sale (in either case, the “Sales Transaction Order”)

•	On or after the earlier of 10 days following the entry by the Court of the Sales Transaction Order and August 3, 2009, the Sale Transactions Order shall have become final and non-appealable.
In addition to achieving the above milestones, each advance is conditioned on, among other things, there being (i) no amendments or modifications or motions to approve any amendment or modification, other than those reasonably acceptable to GM, to the provisions of Delphi’s Amended and Restated DIP Credit Facility or the related Accommodation Agreement; and (ii) there having been no action taken by any lender or the agent under the Amended and Restated DIP Credit Facility to exercise any remedies under the Amended and Restated DIP Credit Facility (including the related collateral documents) other than in respect of cash collateral held in cash collateral accounts as of the effective date of the Amendment and with respect to giving of notices as specifically contemplated by the Modified Plan.
The Tranche C Facility will terminate at the earliest of: confirmation of the Modified Plan, consummation of the Stand-Alone Sales, termination of the Modified Plan or the Stand-Alone Sales, or September 30, 2009. Upon the consummation of either the Modified Plan or the Stand-Alone Sales, all amounts outstanding under Delphi’s $550 million credit facility will be cancelled.
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The disclosure under “Amendment of Accommodation Agreement” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04. The failure to deliver the Term Sheet on or prior to June 12, 2009 triggered a Repayment Obligation and absent effectiveness of the Sixth Amendment, a failure by Delphi to satisfy the Repayment Obligation on June 13, 2009 would have been events of default under the Accommodation Agreement and could have resulted in a termination of the accommodation period on June 13, 2009. See the terms of the Sixth Amendment described in Item 1.01 of this Current Report on Form 8-K.

ITEM 8.01 OTHER MATERIAL EVENTS
On June 16, 2009 the Court entered an order (the “Solicitation Order”) approving, among other things, procedures with respect to soliciting votes on modifications to Delphi’s previously confirmed First Amended Plan of Reorganization (as modified) and related disclosures and set a final hearing date of July 23, 2009 to consider the proposed modifications. The Solicitation Order authorizes and directs Delphi to solicit votes to accept or reject the Plan as modified (the “Modified Plan”) in accordance with specified procedures and also provides for the creation of a process through which other potential buyers may submit a binding offer for the Company. The MDA, as previously submitted to the Court, permits Delphi, under certain circumstances, to consider unsolicited alternative transactions prior to the approval hearing for the Modified Plan and/or private sale on July 23, 2009. Additional information regarding the Solicitation Order and the Modified Plan, including the proposed transaction agreements with GM, Platinum Equity and their affiliates which are filed as exhibits to the Modified Plan, can be found at delphidocket.com and on the investor relations portion of Delphi’s website, www.delphi.com under “restructuring.” The information contained on or connected to Delphi’s website or delphidocket.com is not incorporated by reference into this Current Report on Form 8-K and should not be considered part of this or any other report filed with the United States Securities and Exchange Commission.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of its liquidity support agreements with GM, its debtor-in-possession financing facility and the related accommodation agreement, and to obtain an extension of term or other amendments as necessary to maintain access to such liquidity support agreements and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, including final approval to further modify the Plan which was confirmed by the Court on January 25, 2008, to confirm such further modified plan or any other subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its Plan as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the United States Securities and Exchange Commission, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)       Exhibits.  The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Sixth Amendment to the Accommodation Agreement, dated as of June 12, 2009
99 (b)	Amended and Restated GM-Delphi Agreement, dated as of June 1, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

(Registrant)

Date: June 17, 2009

	By:	/s/ JOHN D. SHEEHAN John D. Sheehan,
Vice President and Chief Financial Officer